                                                                    EXHIBIT 10.2
                             LEASE OF REAL PROPERTY


         THIS LEASE OF REAL PROPERTY is made and entered into effective the 1st day of February, 1999, by and between EEEK Limited Partnership (the "Lessor") and RB RECYCLING, Inc., an Oregon corporation ("Lessee"), acting through its duly authorized officer.

                              W I T N E S S E T H:

         For and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto agree as follows:

         1. PREMISES. The premises leased to Lessee, together with appurtenances, are herein referred to as the "demised premises" and are situated in the City of Portland, County of Multnomah, State of Oregon, the legal description thereof being as follows:

         Lots 1 through 10, Block 5, SWINTON, Portland, Multnomah County,
Oregon.

         2. TERM. The primary term of this Lease shall be for five (5) years, commencing on the 1st day of February, 1999, and ending on the 31st day of January, 2004, subject to one successive five (5) year renewal term (the "Renewal Term") thereafter, at Lessee's option, as provided for herein.

         3. RENT.

         (a) PRIMARY TERM. Lessee agrees to pay the Lessor during the primary term of this Lease, as rent for the use and occupancy of the demised premises, the following:

                  (i) During the first year of the primary term of this lease monthly rent shall be the sum of $950 per month.

                 (ii) During the second year of the primary term of this lease monthly rent shall be the sum of $1,025 per month.

                (iii) During the third year of the primary term of this lease monthly rent shall be the sum of $1,100 per month.

                 (iv) During the fourth year of the primary term of this lease monthly rent shall be the sum of $1,175 per month.

                  (v) During the fifth year of the primary term of this lease monthly rent shall be the sum of $1,250 per month.

                  Rent shall be payable monthly in advance, on the first day of each calendar month throughout the primary term of this Lease, and during the Renewal Term. All rent shall be paid in lawful money of the United States and without prior notice or demand.

                           (a) RENEWAL TERM. Lessee agrees to pay the Lessor during the Upon election of the Lessee to exercise its option to renew this Lease for the Renewal Term, as set forth in Paragraph 31 below, the monthly rent for each month during the Renewal Term shall be as follows:

                           (i) During the first year of the Renewal Term of this
                               lease monthly rent shall be the sum of $1,325 per month.

                           (ii)During the second year of the Renewal Term of
                               this lease monthly rent shall be the sum of $1,400 per month.

                           (iii) During the third year of the Renewal Term of
                               this lease monthly rent shall be the sum of $1,475 per month.

                           (iv)During the fourth year of the Renewal Term of
                               this lease monthly rent shall be the sum of $1,550 per month.

                           (v) During the fifth year of the Renewal Term of this
                               lease monthly rent shall be the sum of $1,625 per month.

         4. LESSEE'S ACCEPTANCE OF LEASE. Lessee accepts said letting and agrees to pay to the order of the Lessor the rentals above stated for the primary term of this Lease and for the Renewal Term, in advance, at the times and in the manner aforesaid.

         5. TAXES.

            (a) In addition to the rentals above provided, Lessee shall during any Lease term, pay and discharge, or cause to be paid and discharged, prior to the delinquency date thereof, all real and personal property taxes levied by any public agency authorized to levy such taxes, including all existing and future assessments against the property which are made for the purpose of paying for improvements, such as, without limitation, street improvements, street sewers and water pipes and any increase in property taxes arising out of or related to any capital improvements constructed on the demised premises by Lessee.

            (b) General taxes on the demised premises for the first year of the primary term of this Lease and for the last year of the primary term of this Lease (or, if exercised by Lessee, the Renewal Term of this Lease) shall be prorated between Lessor and Lessee through the last day of the term of this Lease.

            (c) If Lessee shall, in good faith, contest such tax on the demised premises, then Lessee may, at its expense, defend itself and Lessor against the same and shall pay and satisfy any judgment, including all penalties and interest that may be rendered thereon; provided, however,

            Lessor may require Lessee to furnish to Lessor a surety bond or other security satisfactory to Lessor in an amount equal to such contested tax, indemnifying Lessor against liability for such tax and holding the demised premises free from the effect of such tax.

         6. INSURANCE.

            (A) LIABILITY INSURANCE. Lessee shall, at all times during any term of this Lease, carry and maintain a policy of broad form comprehensive public liability insurance policies with an insurer licensed to do business in the State of Oregon, by the terms of which Lessee is named as an insured, and Lessor is named as an additional insured. Such insurance policy or policies shall be maintained in the minimum coverage amounts of Five Hundred Thousand Dollars ($500,000.00) for bodily injury to, or death of, one person, and One Million Dollars ($1,000,000.00) for bodily injury or death in any one occurrence. Such insurance shall be stated to be primary and non-contributing with any other insurance available for the protection of Lessor, and shall contain a provision that Lessor, although named as an insured, shall nevertheless be entitled to recover under said policy for any loss, injury or damages to Lessor, his agents and employees, or to the property of said persons, by result of the negligence of Lessee.

            (B) CERTIFICATES OF INSURANCE. All policies of insurance procured and maintained by Lessee hereunder shall be issued in the name of Lessee, and indicate Lessor as an additional insured party. Executed copies of such policy or policies of insurance, or certificates thereof, shall be delivered to Lessor, and all such policies shall contain a provision that not less than thirty (30) days' written notice shall be given to Lessor prior to the cancellation, reduction of coverage, or any material change in such policy.

         7. UTILITIES. Lessee shall pay all charges for water, sewage, gas, electricity, telephone, trash collection, and other like services used by Lessee or any licensee, agent or other person occupying or using the demised premises.

         8. PAYMENTS AND NOTICES. All rents and other sums payable by Lessee to Lessor hereunder shall be paid to Lessor at the address herein, or at such other place as Lessor may hereafter designate in writing and deliver to Lessee. Any notice to be given by either of the parties hereto to the other hereunder may be delivered in person to Lessor or to Lessee or may be deposited in the United States mail, duly registered or certified, with postage prepaid, and addressed to the party for whom intended, as follows:

     If to Lessee:                                      If to Lessor:

     RB Recycling, Inc.                                 EEEK Limited Partnership
     8501 North Borthwick                               7620 N.E. Killingsworth
     Portland, Oregon 97217                             Portland, Oregon 97218
     Attn:  Plant Manager                               Attn:  Wayne J. Easley,
                                                        Managing General Partner

     With a Copy to:

     RB Rubber, Inc.
     904 E. 10th Avenue
     McMinnville, Oregon 97128
     Attn:  Paul Gilson

or at such other address as either of the parties hereto may thereafter designate in writing. Service of any such written notice shall be deemed complete at the time of such personal delivery or upon five days after the mailing thereof as hereinabove provided.

         9. ENTIRE AGREEMENT. This Lease contains the entire agreement of the parties hereto with respect to the matters covered hereby, and no other agreement, statement, or promise made by any party hereto, or to any employee, officer, or agent of any party hereto, which is not contained herein, shall be binding or valid. Any executory agreement hereafter shall be ineffective to change, modify, or discharge it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, or discharge is sought.

         10. USE OF PREMISES. It is Lessee's intention to use or cause the demised premises to be used for storage and processing of waste products and anything convenient or desirable in connection therewith, including not by limitation storage, grinding, and processing of tires and uses normally incident thereto. Lessee may not use the demised premises for any other business or use without Lessor's prior written consent, which consent will not be unreasonably withheld, delayed or conditioned. Lessee shall not use the demised premises in such a manner as to knowingly violate any law, rule, ordinance, or regulation of any governmental body having jurisdiction thereof.

         11. UNLAWFUL USE PROHIBITED. Lessee shall not use the demised premises for any unlawful purpose.

         12. COVENANT OF QUIET ENJOYMENT. At all times when Lessee is not in default under this Lease and during any term of this Lease, Lessee's quiet and peaceable enjoyment of the demised premises shall not be disturbed or interfered with by Lessor or any person claiming by, through, or under Lessor.

         13. MAINTENANCE AND REPAIR. Throughout the term of this Lease, Lessee, at its sole cost and expense, shall at all times, keep and maintain the demised premises and each part thereof in as good repair and in as safe order and condition as at the date of commencement of the term of this Lease, reasonable wear and tear excepted.

         14. CONDEMNATION.

             (a) If title to all or part of the demised premises is taken for any public or quasi-public use under any statute, or if the demised premises are taken by reason of an order for immediate possession or by right or eminent domain, or by private purchase in lieu of eminent domain or if title to so much of the demised premises is so taken or if the demised premises are taken by reason of an order for immediate possession, and a reasonable amount of reconstruction of the demised premises will not result in the demised premises being a practical improvement and reasonably suitable for Lessee's continued occupancy for the uses and purposes for which the demised premises are leased, in Lessee's sole judgment, then in either event Lessee may terminate this Lease on the date that possession of the demised premises or part thereof is taken.

             (b) If any part of the demised premises shall be so taken and the remaining part is, in Lessee's sole judgment, reasonably suitable for Lessee's continued occupancy for the purposes and uses for which the premises are leased this Lease shall, as to the part so taken, terminate as of the date that possession of such part is taken.

             (c) In the event that the demised premises or any buildings or other improvements thereon, or any portion thereof, shall during the term of this Lease be taken or damaged by eminent domain or be taken by conveyance by the parties hereto to avoid or compromise any proceeding in eminent domain, the total consideration paid in connection with such taking and damage (including both amounts paid for property taken, loss of good will, and severance or other damage to such portion of the demised premises or buildings or improvements thereon as shall not be taken) shall be equitably apportioned between the parties as their interests may appear, taking into consideration the number of years remaining in the primary term and Renewal Term of this Lease at the date of taking or damage, ownership of the property taken, and the extent of severance or other damage to equipment and improvements of Lessee and Lessor.

         15. RIGHT OF ASSIGNMENT. Lessee may not assign, transfer, pledge, hypothecate, surrender or dispose of this Lease, or any interest herein, or permit any other person or persons whomsoever to occupy the demised premises without the written consent of the Lessor being first obtained in writing, which consent shall not be unreasonably withheld. In the event Lessor agrees to such assignment, it shall be on the condition that Lessee shall continue to be personally liable for the performance of all the conditions as set out in this Lease. This Lease is personal to said Lessee's interests, in whole or in part, and cannot be sold, assigned, transferred, seized, or taken by operation of law, or under or by virtue of any execution or legal process, attachment or proceedings instituted against the Lessee, or under or by virtue of any bankruptcy or insolvency proceedings had in regard to the Lessee, or in any other manner, except as mentioned above.

         16. SURRENDER. At the expiration of any term of this Lease, unless renewed as provided for herein, Lessee agrees to quit and surrender possession of the demised premises to Lessor in as good condition as at the commencement thereof, excepting reasonable wear and tear, damage by acts of God and the elements, and the perils actually covered by and compensated for pursuant to a standard form insurance policy.

         17. ARBITRATION. ANY CONTROVERSY WHICH SHALL ALL ARISE BETWEEN LESSOR AND LESSEE REGARDING THE RIGHTS, DUTIES OR LIABILITIES HEREUNDER OF EITHER PARTY SHALL BE SETTLED BY

ARBITRATION. SUCH ARBITRATION SHALL BE BEFORE ONE DISINTERESTED ARBITRATOR IF ONE CAN BE AGREED UPON, OTHERWISE BEFORE THREE DISINTERESTED ARBITRATORS, ONE NAMED BY THE LESSOR, ONE BY THE LESSEE, AND ONE BY THE TWO THUS CHOSEN. THE ARBITRATOR OR ARBITRATORS SHALL DETERMINE THE CONTROVERSY IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED AS APPLIED TO THE FACTS FOUND BY HIM OR THEM.

         18. ATTORNEY'S FEES. In the event that either party hereto shall commence any legal action or proceeding including an action for declaratory relief or a request for arbitration, against the other by reason of the alleged failure of the other to perform or keep any term, covenant or condition of this Lease by him to be performed or kept, the party prevailing in said action or proceeding shall be entitled to recover, in addition to his court costs, a reasonable attorney's fee to be fixed by the arbitrator(s) or court, and such recovery shall include court costs and attorney's fees on appeal. As used herein, "the prevailing party" means the party in whose favor final Judgment is rendered.

         19. ALTERATION, FIXTURES AND IMPROVEMENTS. Lessor hereby acknowledges and confirms that title to all improvements, fixtures, equipment, and personal property located on the demised premises at the commencement of this Lease is, and shall remain, vested in Lessee, and may be altered or removed without the prior consent of Lessor. No future alterations, additions, improvements and fixtures, including, but not limited to, trade fixtures, shall become a part of the demised premises. Trade fixtures as used herein, shall include, but not be limited to, electrical controls and mechanical equipment used in the process of waste materials. Lessee shall be permitted to remove all such additions, improvements, and fixtures from the demised premises at any time during the thirty (30) days prior to the expiration or sooner termination of this Lease, and Lessor hereby waives any landlord's lien or other lien, security interest, or right which may be claimed as security, or to possession or ownership thereof; provided, however, that Lessor shall have the option to be exercised on expiration or sooner termination of this Lease to require Lessee to remove any or all such additions, improvements or fixtures. Any alterations, installation of fixtures or improvements to the demised premises shall comply with the requirements of all federal, state and municipal authorities pertaining thereto and shall not cause any increase in the rental provided to be paid by Lessee hereunder.

         20. FORCE MAJEURE. If either party hereto shall be delayed or prevented from the performance of any act required hereunder by reason of acts of God, strikes, lockouts, labor troubles, inability to procure materials, restrictive governmental laws or regulations or other cause without fault and beyond the control of the party obligated (financial inability excepted), performance of such acts shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, nothing in this Paragraph 20 contained shall excuse Lessee from the prompt payment of any rental or other charge required of Lessee hereunder except as may be expressly provided elsewhere in this Lease.

         21. CONDITIONAL LIMITATIONS. Each covenant and agreement of Lessor and Lessee shall be a condition to the performance of the other's obligation hereunder, and breach by any party thereof, uncured as provided for herein, shall be a default.

         22. LIENS AND CLAIMS.

             (a) Lessee shall not cause to be levied against the demised premises, or any part thereof, any mechanic's, materialmen's, contractor's, or subcontractor's liens arising from any claim for damage growing out of the work of any construction, repair, restoration, replacement, or improvement, done at the request of Lessee, and Lessee shall pay or cause to be paid all of said liens, claims, or demands before any action is brought to enforce the same against the demised premises; Lessee agrees to defend, indemnify, and hold Lessor and said demised premises free and harmless from all liability for any and all such liens, claims, and demands, together with reasonable attorney's fees and all costs and expenses in connection therewith.

             (b) Notwithstanding anything to the contrary hereinabove contained in this Paragraph 22, if Lessee shall, in good faith, contest the validity of any such lien, claim, or demand, then Lessee shall, at its expenses, defend itself and Lessor against the same and shall pay and satisfy any adverse judgment that may be rendered thereon before the enforcement thereof against Lessor or the demised premises.

             23. LESSOR PAYING CLAIMS. In the event Lessee shall be otherwise required by this Lease to do so, and after thirty (30) days' written notice thereof as provided for herein, Lessee shall fail to pay and discharge or cause to be paid and discharged, when due and payable, any tax, assessment, or other charge upon or in connection with the demised premises, or any lien or claim for labor or materials employed or used in, or any claim for damages arising out of the construction, repair, restoration, replacement, maintenance and use of said premises, and the improvements thereon, or any judgment or any contested lien or claim, or any insurance premium expense in connection with said land and improvements, or any or other claim, charge, or demand which Lessee has agreed to pay, or cause to be paid under the covenants and conditions of this Lease, and if Lessee, after thirty (30) days' written notice from Lessor to do so, shall fail to pay and discharge the same, then Lessor may, at his option, pay any such tax, assessment, insurance premium or expense, lien, claim, charge or demand, or settle or discharge any action therefor, or judgment thereon, and all costs, expenses, and other sums incurred or paid by Lessor in connection with any of the foregoing shall be paid by Lessee to Lessor upon demand, together with interest thereon at the rate of 10% per annum from the date paid, and any default in such repayment shall constitute a breach of the covenants and conditions of this Lease.

             24. DEFAULTS. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee:

                 (a) The vacation or abandonment of the demised premises by Lessee for a period of thirty (30) continuous days.

                 (b) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, and continuation of such failure for a period of ten
                 (10) days after Lessee's receipt of written notice of such failure from Lessor.

                 (c) The failure by Lessee to observe or perform any of the covenants, conditions, or provisions of this Lease to be observed or performed by Lessee, other than described in subparagraph (b) above, and continuation of such failure for a period of 30 days after Lessee's receipt of written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's default is such that more than 30 days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee shall commence such cure within said 30 day period and thereafter diligently prosecute such cure to completion.

             25. REMEDIES OF LESSOR. In the event of any breach of this Lease by Lessee, and failure to cure during the subject notice and cure periods as provided herein, then Lessor, in addition to such other rights or remedies provided to Lessor herein, shall have the immediate right of re-entry and may remove all persons and property from the demised premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Lessee. Should Lessor elect to re-enter, as herein provided, or should he take possession pursuant to legal proceedings or pursuant to any notice provided for by law, they may EITHER TERMINATE this Lease, or may from time to time, without terminating this Lease, re-let said premises, or any part thereof, for such term or terms (which may be for a term extending beyond the term of this Lease) and at such fair market rental or rentals and upon such other reasonable terms and conditions as Lessor may deem advisable with the right to make alterations and repairs to said demised premises. Upon each such re-letting (a) Lessee shall be immediately liable to pay to Lessor, in addition to any indebtedness other than rent due hereunder, the cost and expenses of such re-letting and of such alterations and repairs incurred by Lessor, and the amount, if any, by which the rent reserved in this Lease for the period of such re-letting (up to but not beyond the remaining term of any then current Renewal Term of this Lease) exceeds the amount agreed to be paid as rent for the demised premises for such period on such re-letting, as such becomes due; or (b) at the option of Lessor, rents received by Lessor from such re-letting shall be applied as follows; first, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; second, to the payment of any costs and expenses of such re-letting and of such alterations and repairs; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. If Lessee has been credited with any rent to be received by such re-letting under option (a) and such rent shall not be promptly paid to Lessor by the new tenant, or if such rentals received from such re-letting under option (b) during any month be less than that to be paid during that month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said premises by Lessor shall be construed as an election on Lessor's part to terminate this Lease unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such re-letting without termination, Lessor may at any time thereafter elect to terminate this Lease for such uncured previous breach. Should Lessor at any time terminate this Lease for any uncured breach, in addition to any other remedy they may have, they may recover from Lessee all damages they may incur by reason of such breach, including the cost of recovering the demised premises, and including the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the then current term, over the then reasonable rental value of the demised premises for the remainder of such term, all of which amounts shall be due and payable from Lessee to Lessor as they accrue.

             26. HOLDING OVER. Any holding over by Lessee after expiration of any term hereof, shall be construed as a tenancy from month to month, subject to all the conditions of this Lease and at the rental rate effective as of the last month of the term expired. Either party may terminate such month to month tenancy by giving to the other party 30 days' written notice of its intention to terminate. The provisions of this Paragraph 26 shall not be deemed a consent on the part of Lessor of Lessee's continued occupancy after the termination of this Lease, nor waiver of any of Lessor's rights with respect hereto.

             27. TIME OF ESSENCE. Time is of the essence of this Lease, and of each provision hereof.

             28. RIGHTS OF PARTIES. Either Lessor or Lessee may, from time to time, at their respective option, exercise all rights or remedies which such party may have at law or in equity, and any consent, waiver, compromise, or indulgence by one party hereto, of or under any of the provisions of this Lease, or as to breach or default hereunder by the other party, shall not constitute or be construed as a waiver of the former party's rights to enforce performance of the conditions and terms hereof at all other times. Lessee shall permit Lessor and their agents or representatives to enter the demised premises at all reasonable times for the purposes of: (i) inspecting the same, or (ii) showing it to prospective purchasers or mortgagers. Reasonable times shall be construed to be during Lessee's normal business hours.

             29. CONSENTS. It is understood and agreed that the granting of any consent by Lessor to Lessee to perform any act of Lessee requiring Lessor's consent under the terms of this Lease, or the failure on the part of Lessor to object to any such action taken by Lessee without Lessor's consent, shall not be deemed a waiver by Lessor of their rights to require such consent for any further similar act by Lessee, and Lessee hereby expressly covenants and warrants that as to all matters requiring Lessor's consent under the terms of this Lease, Lessee shall secure such consent for each and every happening of the event requiring such consent, and shall not claim any waiver on the part of Lessor of the requirement to secure such consent. Any consent or approval required hereunder shall not be unreasonably withheld.

             30. INSOLVENCY OR RECEIVERSHIP. In the event an involuntary petition in bankruptcy is filed against Lessee, or if Lessee shall file a voluntary petition in bankruptcy, or shall institute any proceedings of any kind or character under any bankruptcy or insolvency law, state or federal, or institute any proceedings for reorganization under any Chapter of the Federal Bankruptcy Act in effect at the date hereof, or which may hereafter be enacted or become effective, wherein and whereby any right of Lessor shall or may be affected in any degree, or shall be adjudged a bankrupt or insolvent by any court, or shall make an assignment, general or otherwise, for the benefit of creditors or appoint any creditor's committee to take over, or if a receiver of any interest of Lessee in said premises shall be appointed by any court and not discharged within thirty (30) days thereafter, Lessor may, in any such event, at his option, without notice or demand upon Lessee, or upon any person or persons claiming by, through or under Lessee, terminate each, every and all of the rights of Lessee and of any and all person claiming by, through or under Lessee, in and to the demised premises.

             31. OPTION TO EXTEND. Lessee is hereby granted an option to extend the primary term of this Lease for one consecutive five (5) year renewal term upon expiration of the initial five year primary term of this Lease, under the same terms, covenants, and conditions so far as applicable (except as to rent, which shall be as provided in Paragraph 3 above), and subject to the same exceptions and reservations as herein contained. This option shall be exercised by written notice setting forth Lessee's election to exercise the option, delivered to Lessor, in person, or by United States mail, not less than thirty
(30) days prior to expiration of the primary Lease term; provided, Lessee shall only be entitled to exercise this option to extend if Lessee is (a) not in default under this Lease at the time of notice to Lessor by Lessee that Lessee intends to exercise Lessee's option to extend the Lease period provided in this paragraph, and (b) not in default at the time the Renewal Term is to commence.

             32. INVALIDITY OF CERTAIN PROVISIONS. If any terms or provisions of this Lease, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such terms or provisions to persons or circumstances other than that to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the extent permitted by law.

             33. BINDING FUTURE PARTIES. Each and all of the terms and agreements herein contained shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal and legal representatives, successors, and assigns.

             34. CONSTRUCTION OF WORDS. The masculine gender, singular number, and present tense, shall be deemed to include the feminine and neuter genders, the plural number, and the future and past tenses, respectively, and vice-versa, where the context so requires. The word "mortgage" and reference words thereto shall also include "deed of trust" and reference words thereto, and vice-versa.

             35. PARAGRAPH HEADINGS. Paragraph headings contained herein are for reference only and are not intended to be part of the agreement, nor to be used in its interpretation.

             36. CONTROLLING LAW. IT IS UNDERSTOOD AND AGREED THAT THIS LEASE IS ENTERED INTO ON THE BASIS OF THE LAW OF THE STATE OF OREGON, AND THAT LESSOR AND LESSEE AGREE THAT THIS LEASE AND EACH OF ITS TERMS AND PROVISIONS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF OREGON.

             37. PURCHASE OPTION .

                  (a) For and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Lessor hereby grants to Lessee the sole and exclusive option (the "Purchase Option") to purchase the demised premises for a sum equal to the number of square feet comprising the demised premises, multiplied by the sum of $6.00.

                 (b) This Purchase Option may be exercised by Lessee by delivery of written notice to Lessor on or before the expiration date of this Purchase Option. This Purchase Option, if not sooner exercised, expires five (5) years after the date hereof.

                 (c) Upon closing of this Purchase Option, Lessee shall be entitled to receive from Lessor a general warranty deed conveying the demised property to Lessee, free and clear of all liens, mortgages, and encumbrances except as may be approved in writing by Lessee. The closing shall be held at the offices of Chicago Title Insurance Company, 10001 S.E. Sunnyside Rd., Clackamas, Oregon 97015, on a mutually agreeable date, but not later than the first business day following the expiration of thirty (30) days after Lessee's exercise of this Purchase Option.

                 (d) Within ten (10) days after Lessee's written notice to Lessor of intention to exercise this Purchase Option, Lessor shall cause to be delivered to Lessee a title commitment, issued by the title company, committing to issue an owner's policy of title insurance to Lessee, in the amount of the purchase price. Defects in title, if any, as evidenced by such title commitment, or any survey defects affecting the demised premises, shall be remedied by Lessor within five (5) days of written notice to him of such defects; provided, however, Lessor shall not be obligated to expend any monies to cure such defects. If any such defects are not cured on or before the closing date, Lessee, at its sole election, may (i) terminate this Lease and the Purchase Option, (ii) terminate this Purchase Option, and continue with the terms of this Lease as if this Purchase Option had not been exercised (provided, if Lessee's time period to exercise the Renewal Term has expired, Lessee shall have an additional thirty (30) days after its termination of this Purchase Option to exercise the Renewal Term), or (iii) waive such defect and close the Purchase Option.

                 (e) At such closing, the purchase price shall be paid to Lessor in cash, and Lessor shall deliver said deed, and an owner's policy of title insurance in the amount of the purchase price, at Lessor's sole cost and expense. Prepaid rentals and ad valorem taxes shall be prorated as of the closing date. All other closing costs shal1 be paid by such party customarily paying such closing costs in Multnomah County, Oregon. Pending the closing of the purchase, Lessee shall pay rent as provided in Paragraph 3 above.

                 (f) If this Purchase Option has not been exercised prior to that date which is five (5) years after the date of this Lease, this Purchase Option shall automatically terminate. Should Lessee exercise this Purchase Option and fail to close for reasons not the fault of Lessor or not due to a title or survey defect, Lessor may specifically enforce Lessee's obligation to purchase, or seek such other remedies as may be available at law or in equity. If Lessee shall exercise the Purchase

                 Option and Lessor shall fail to close said transaction for reason not the fault of Lessee, Lessee may enforce specific performance of this purchase option, or seek such other remedies as may be available to Lessor at law or in equity.

             38. FINAL AGREEMENT. THIS LEASE REPRESENTS A FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE MATTERS CONTAINED HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

             39. ENVIRONMENTAL MATTERS. Lessee shall conduct its operations at the demised premises in accordance with applicable environmental laws and regulations. In the event that any hazardous substances or materials are released into the environment as a result of Lessee's operations, Lessee shall promptly clean up the release at its expense and in accordance with applicable laws and regulations. Lessee agrees to indemnify, defend and hold Lessor harmless from and against any and all losses, liabilities, claims, costs and expenses (including reasonable attorney fees) arising out of or in any way related to Lessee's failure to perform its obligations under this paragraph 39. The term "hazardous substance or material" as used herein shall include, without limitation, petroleum, PCBs, asbestos and any substance or material of any kind or nature whatsoever that is defined as hazardous or toxic by any applicable federal, state, or local statute, rule, regulation or ordinance.

         IN WITNESS WHEREOF, this Lease has been executed as of the date first set forth above.

LESSOR: EEEK Limited Partnership                      LESSEE: RB Recycling, Inc.



By:
  --------------------------------------         By:
  Wayne J. Easley, General Partner                  ----------------------------
                                                 Title:-------------------------